   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1996

                                                      REGISTRATION NO. 333-6891
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                              AMENDMENT NO. 3 TO

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------
                          AMERICAN REALTY TRUST, INC.
             (Exact name of Registrant as specified in its Charter)

                    GEORGIA                             54-0697989
        (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)              Identification No.)

                         10670 NORTH CENTRAL EXPRESSWAY
                                   SUITE 300
                              DALLAS, TEXAS 75231
                                 (214) 692-4700
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              --------------------

                               ROBERT A. WALDMAN
                          American Realty Trust, Inc.
                         10670 NORTH CENTRAL EXPRESSWAY
                                   SUITE 300
                              DALLAS, TEXAS 75231
                                 (214) 692-4700
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                              --------------------
     The Commission is requested to send copies of all communications to:

        J. GREGORY HOLLOWAY                      ROBERT A. WALDMAN
      Andrews & Kurth L.L.P.                American Realty Trust, Inc.
      4400 Thanksgiving Tower              10670 North Central Expressway
          1601 Elm Street                            Suite 300
       Dallas, Texas  75201                     Dallas, Texas  75231
          (214) 979-4476                           (214) 692-4700

        Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT PURSUANT TO RULE 415.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. /X/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                SUBJECT TO COMPLETION - DATED NOVEMBER 25, 1996

    PROSPECTUS


                          AMERICAN REALTY TRUST, INC.

                          882,000 SHARES COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

        This Prospectus relates to 882,000 shares (the "Shares") of common voting stock, par value $.01 per share (the "Common Stock"), of American Realty Trust, Inc., a Georgia corporation (the "Company").

        The Shares are being registered in connection with pledges by (i) ND Investments, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company ("NDI"), of Common Stock with a market value intended to be no less than $2,000,000 as a portion of the collateral securing a loan made to the Company and (ii) Garden Capital Merchandise Mart, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company ("GCMM"), of Common Stock with a market value intended to be no less than $6,000,000 as a portion of the collateral securing a loan made to GCMM. The lenders, following certain events of default under the applicable loan and security documents, would have the right to resell the Shares. The lenders are collectively referred to herein as the "Selling Shareholders."

        None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than selling discounts, concessions or commissions and fees and expenses of counsel and other advisers to the Selling Shareholders) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").


        No arrangements have been made to date for the sale of the Shares being registered and offered hereby. The shares of the Common Stock of the Company are traded on the New York Stock Exchange (the "NYSE"). On November 21, 1996, the last sales price for the shares of Common Stock as reported on the NYSE was $11.625 per share.


       SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS FOR A
           DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED
                   BY PROSPECTIVE PURCHASERS OF THE COMMON
                            STOCK OFFERED HEREBY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.


THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
       THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


              THE DATE OF THIS PROSPECTUS IS NOVEMBER ____, 1996

                             AVAILABLE INFORMATION

        The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected without charge at the office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission upon payment of the prescribed fees. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The address of such Web site is "http://www.sec.gov".

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Commission. Reports and proxy and information statements filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
    Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning the Company (symbol: "ARB") can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005-2601, on which the Common Stock of the Company is listed.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
         The following documents, heretofore filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Commission on March 30, 1996, as amended by Form 10-K/A, as filed with the Commission on September 25, 1996.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as filed with the Commission on May 15, 1996, as amended by Form 10-Q/A, as filed with the Commission on September 25, 1996.

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, as filed with the Commission on August 13, 1996, as amended by Form 10-Q/A, as filed with the Commission on September 25, 1996.


         4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, as filed with the Commission on November 13, 1996.



         5. The Annual Report on Form 10-K for Continental Mortgage and Equity Trust for the year ended December 31, 1995, as filed with the Commission on March 22, 1996, as amended by Form 10-K/A, as filed with the Commission on November 12, 1996.



         6. The Quarterly Report on Form 10-Q for Continental Mortgage and Equity Trust for the quarter ended March 31, 1996, as filed with the Commission on May 14, 1996, as amended by Form 10-Q/A, as filed with the Commission on November 12, 1996.



         7. The Quarterly Report on Form 10-Q for Continental Mortgage and Equity Trust for the quarter ended June 30, 1996, as filed with the Commission on August 9, 1996, as amended by Form 10-Q/A, as filed with the Commission on November 12, 1996.



         8. The Quarterly Report for Continental Mortgage and Equity Trust for the quarter ended September 30, 1996, as filed with the Commission on November 13, 1996, as amended by Form 10-Q/A, as filed with the Commission on November 15, 1996.



         9. The Annual Report on Form 10-K for Income Opportunity Realty Trust for the year ended December 31, 1995, as filed with the Commission on March 13, 1996.

         10. The Quarterly Report on Form 10-Q for Income Opportunity Realty Investors, Inc. for the quarter ended March 31, 1996, as filed with the Commission on May 9, 1996.



         11. The Quarterly Report on Form 10-Q for Income Opportunity Realty Investors, Inc. for the quarter ended June 30, 1996, as filed with the Commission on August 12, 1996.



         12. The Quarterly Report on Form 10-Q for Income Opportunity Realty Investors, Inc. for the quarter ended September 30, 1996, as filed with the Commission on November 12, 1996.



         13. The Annual Report on Form 10-K for Transcontinental Realty Investors, Inc. for the year ended December 31, 1995, as filed with the Commission on March 22, 1996, as amended by Form 10-K/A, as filed with the Commission on September 6, 1996.



         14. The Quarterly Report on Form 10-Q for Transcontinental Realty Investors, Inc. for the quarter ended March 31, 1996, as filed with the Commission on May 13, 1996, as amended by Form 10-Q/A, as filed with the Commission on September 6, 1996.



         15. The Quarterly Report on Form 10-Q for Transcontinental Realty Investors, Inc. for the quarter ended June 30, 1996, as filed with the Commission on August 12, 1996, as amended by Form 10-Q/A, as filed with the Commission on September 6, 1996.



         16. The Quarterly Report on Form 10-Q for Transcontinental Realty Investors, Inc. for the quarter ended September 30, 1996, as filed with the Commission on November 12, 1996.



         17. The Annual Report on Form 10-K for National Realty, L.P. for the year ended December 31, 1995, as filed with the Commission on March 26, 1996.



         18. The Quarterly Report on Form 10-Q for National Realty, L.P. for the quarter ended March 31, 1996, as filed with the Commission on May 14, 1996.



         19. The Quarterly Report on Form 10-Q for National Realty, L.P. for the quarter ended June 30, 1996, as filed with the Commission on August 12, 1996.



         20. The Quarterly Report on Form 10-Q for National Realty, L.P. for the quarter ended September 30, 1996, as filed with the Commission on November 12, 1996.


        Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document. Any statement contained in a document that is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also deemed to be incorporated by reference herein modifies or supersedes such statement, and any statement contained in this Prospectus shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to American Realty Trust, Inc., 10670 North Central Expressway, Suite 300, Dallas, Texas 75231, Attention: Investor Relations. The Company's telephone number is (214) 692-4800.

                                    SUMMARY

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the Notes thereto, appearing elsewhere or incorporated by reference in this Prospectus. Unless the context indicates otherwise, all references herein to the Company refer to American Realty Trust, Inc.

                                  THE COMPANY

        The Company, a Georgia corporation, is the successor to a District of Columbia business trust organized pursuant to a declaration of trust dated July 14, 1961. The business trust merged into the Company on June 24,
    1988. The Company invests in equity interests in real estate (including equity securities in real estate-related entities), leases, joint venture development projects and partnerships and finances real estate and real estate activities through investments in mortgage loans. The Company has invested in private and open market purchases in the equity securities in Continental Mortgage and Equity Trust ("CMET"), Income Opportunity Realty Investors, Inc. ("IORI"), and Transcontinental Realty Investors, Inc. ("TCI") and units of limited partner interest in National Realty, L.P. ("NRLP").

        The Company's board of directors has broad authority under the Company's governing documents to make all types of real estate investments, including mortgage loans and equity real estate investments, as well as investments in the securities of other entities, whether or not such entities are engaged in real estate related activities.

        Although the Company's board of directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations of the Company are performed by Basic Capital Management, Inc. ("BCM" or the "Advisor"). BCM is a contractual advisor under the supervision of the Company's board of directors. The duties of BCM include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources for the Company. BCM also serves as a consultant in connection with the Company's business plan and investment policy decisions made by the Company's board of directors.


        BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips, the Chairman of the Board and a Director of the Company until November 16, 1992. Gene Phillips served as a director of BCM until December 22, 1989 and as Chief Executive Officer of BCM until September 1, 1992. Gene Phillips currently serves as a representative of the trust for the benefit of his children which owns BCM and, in such capacity, Gene Phillips has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company. Ryan T. Phillips, the son of Gene Phillips, is a director of BCM and a trustee of the trust for the benefit of the children of Gene Phillips, which owns BCM. As of October 31, 1996, BCM owned 2,542,830 shares of the Company's Common Stock, approximately 39.4% of the shares then outstanding. BCM has been providing advisory services to the Company since February 6, 1989. BCM also serves as advisor to CMET, IORI and TCI and performs administrative services for NRLP on a cost reimbursement basis.


        Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently, Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides such property management services. Carmel, Ltd. subcontracts with other entities for the provision of the property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) Syntek West, Inc. ("SWI"), of which Gene Phillips is the sole shareholder, (ii) Gene Phillips and (ii) a trust for the benefit of the children of Gene Phillips. Carmel, Ltd. subcontracts the property-level management of the Company's hotels, shopping centers, one of its office buildings and the Denver Merchandise Mart to Carmel Realty, Inc. ("Carmel Realty") which is owned by SWI. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

        The Company has no employees. Employees of BCM render services to the Company.

        The Company's principal offices are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. The Company's telephone number is (214) 692-4700.


                                  THE OFFERING

    Common Stock offered by the Selling Shareholders.............................   882,000 Shares

    Common Stock outstanding .....................................................  6,457,188 shares

    Use of proceeds ..............................................................  The Company will receive no proceeds from the sale of the
                                                                                    Common Stock offered hereby.

    NYSE symbol ..................................................................  ARB

                                  RISK FACTORS

        Investors should consider, among other things, the following factors in connection with the purchase of the Shares:


                Management Control. Certain entities under the control of members of the Company's management collectively own 47.2% (as of August 30, 1996) of the Company's Common Stock. As a result, management has a significant amount of control over the operations of the Company.



                Potential Conflicts of Interest.   BCM is a company owned by a
    trust for the benefit of the children of Gene Phillips, who served as Chairman of the Company's board of directors until November 16, 1992. Gene Phillips now serves as a representative of the trust for the benefit of his children which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company. As of October 31, 1996, BCM owned 2,542,830 shares of the Company's Common Stock, approximately 39.4% of the shares then outstanding. In addition, Ryan T. Phillips, the son of Gene Phillips, is a director of BCM and a trustee of the trust for the benefit of the children of Gene Phillips which owns BCM. BCM also serves as advisor to CMET, IORI and TCI. Randall M. Paulson, Bruce A. Endendyk and Thomas A. Holland, executive officers of the Company, are also executive officers of CMET, IORI and TCI. Oscar W. Cashwell, a director of the Company, serves as Executive Vice President of BCM. Randall M. Paulson, Executive Vice President of the Company, serves as President and Director of Syntek Asset Management, Inc. ("SAMI"), the managing general partner of Syntek Asset Management, L.P. ("SAMLP"), the general partner of NRLP and National Operating, L.P. ("NOLP"), the operating partnership of NRLP. Gene
    E. Phillips is also a general partner of SAMLP and served as a director and chief executive officer of SAMI until May 15, 1996. SAMI is a company owned by BCM. BCM performs certain administrative functions for NRLP and NOLP on a cost reimbursement basis.


                Related Party Transactions. The Company has made, and may continue to make, substantial investments in the equity securities of CMET, IORI, TCI and NRLP. Consequently, the total value of the Company's assets and the Company's operating results will be to some degree contingent on the performance of such entities. The Company has engaged in the past and intends to continue to engage in related party transactions, including, without limitations, loans, financings and share purchases. Such transactions create a potential for conflicts of interest.


                Geographic Concentration. At September 30, 1996, the Company's holdings were concentrated in the Midwest, Southwest and Mountain regions of the continental United States. In the past the real estate markets in such areas have been generally depressed and there is no assurance that this situation will not reoccur in the future.


                General Illiquidity of Real Estate Investments. The Company is subject to all the risks incident to ownership and financing of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include, but are not limited to, changes in general or local economic conditions, changes in interest rates and availability of permanent mortgage financing which may render the acquisition, sale or refinancing of a property difficult or unattractive and which may make debt service burdensome, changes in real estate and zoning laws, increases in real estate taxes, federal or local economic or rent controls, floods, earthquakes, hurricanes and other acts of God and other factors beyond the control of the Company's management or the Advisor. The illiquidity of real estate investments generally may impair the ability of the Company to respond promptly to changing circumstances.

                Possible Foreclosure on the Company's Assets Due to Secured Indebtedness. Virtually all of the Company's mortgage notes receivable, real estate, equity security holdings in CMET, IORI, TCI, NRLP and its trading portfolio of equity securities are held subject to secured indebtedness. Such borrowings increase the Company's risk of loss because they represent a prior claim on the Company's assets and require fixed payments regardless of profitability. If the Company defaults on such secured indebtedness, the lender may foreclose on the Company's assets securing such indebtedness, and the Company could lose its investment in the pledged assets.

                Competition. The real estate business is highly competitive and the Company competes with numerous entities engaged in real estate activities, some of which may have greater financial resources than those of the Company. Several competitive factors include the geographic location of the property, the performance of property managers in areas such as marketing, collections and the ability to control operating expenses, the amount of new construction in the area, the maintenance and appearance of the property, the ease of access to the property, the adequacy of related facilities, such as parking, and sensitivity to market conditions in setting rent levels. With respect to apartments, competition is also based on the design and mix of units and the ability to provide a community atmosphere for the tenants. To the extent that the Company seeks to sell any of its properties, the sales prices for such properties may be affected by competition from other real estate entities and financial institutions also attempting to sell their properties in areas in which the Company's properties are located.


                                USE OF PROCEEDS

        The Company will receive no proceeds from the sale of the Shares by the Selling Shareholders.


                                  THE COMPANY

        The Company, a Georgia corporation, is the successor to a District of Columbia business trust organized pursuant to a declaration of trust dated July 14, 1961. The business trust merged into the Company on June 24, 1988. The Company's primary business is investing in equity interests in real estate (including equity securities of real estate-related entities), leases, joint venture development projects and partnerships and financing real estate and real estate activities through investments in mortgage loans.

        Although the Company's board of directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations of the Company are performed by BCM. BCM is a contractual advisor under the supervision of the Company's board of directors. The duties of BCM include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources for the Company. BCM also serves as a consultant in connection with the Company's business plan and investment policy decisions made by the Company's board of directors.


        BCM is a company owned by a trust for the benefit of the children of Gene Phillips, the Chairman of the Board and a Director of the Company until November 16, 1992. Gene Phillips served as a director of BCM until December 22, 1989 and as Chief Executive Officer of BCM until September 1, 1992. Gene Phillips currently serves as a representative of the trust for the benefit of his children which owns BCM and, in such capacity, Gene Phillips has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company. Ryan T. Phillips, the son of Gene Phillips, is a director of BCM and a trustee of the trust for the benefit of the children of Gene Phillips, which owns BCM. As of October 31, 1996, BCM owned 2,542,830 shares of the Company's Common Stock, approximately 39.4% of the shares then outstanding. BCM has been providing advisory services to the Company since February 6, 1989. BCM also serves as advisor to CMET, IORI and TCI and performs administrative services for NRLP on a cost reimbursement basis.


        Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently, Carmel, Ltd. provides such property management services. Carmel, Ltd. subcontracts with other entities for the provision of the property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) SWI, of which Gene Phillips is the sole shareholder, (ii) Gene Phillips and (ii) a trust for the benefit of the children of Gene Phillips. Carmel, Ltd. subcontracts the property-level management of the Company's hotels, shopping centers, one of its office buildings and the Denver Merchandise Mart to Carmel Realty which is owned by SWI. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

        The Company has no employees. Employees of BCM render services to the Company.

        The Company's principal offices are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. The Company's telephone number is (214) 692-4700.


                              SELLING SHAREHOLDERS

        The registration statement of which this Prospectus forms a part is not being filed as a result of any present intention by the Selling Shareholders to sell any of the Shares but, rather, to facilitate the pledge of the Shares held by two wholly-owned subsidiaries of the Company, NDI and GCMM, as collateral for certain loans to the Company and GCMM, respectively.


        A total of 250,000 of the Shares were issued by the Company to NDI to facilitate the pledge of such Shares to Blackacre Bridge Capital, L.L.C., a New York limited liability company ("Blackacre"), under the terms of that certain Stock Pledge Agreement dated as of March 12, 1996 between NDI and Blackacre. NDI agreed to pledge Common Stock with a market value intended to be no less than $2 million to Blackacre as part of the collateral securing repayment by the Company to Blackacre of indebtedness evidenced by a promissory note dated September 29, 1995 executed by the Company and payable to Blackacre in the original principal amount of $7,009,490. The Company is registering 250,000 Shares to attempt to provide that at all times Common Stock with a market value of $2 million is registered for resale by Blackacre. Although there can be no assurances that the market price will continue at such level, the aggregate value of such 250,000 Shares (based on the closing price on November 21, 1996 of the Common Stock as reported on the NYSE) was $2,906,250.



        A total of 632,000 of the Shares were issued by the Company to Demart Equities, Inc., a Nevada corporation and wholly-owned subsidiary of the Company ("Demart"), to facilitate the pledge of such Shares to P.T. Bank Dagang Nasional Indonesia, a banking corporation organized under the laws of Indonesia ("P.T. Bank"), and Grand Pacific Financing Corporation, a California corporation ("Grand Pacific"), pursuant to that certain Security Agreement dated April 25, 1996 (the "Security Agreement"), among P.T. Bank and Grand Pacific, as lenders, GCMM, as borrower, the Company, as guarantor, and certain additional guarantors identified therein. Demart subsequently merged into and with GCMM. GCMM agreed to pledge Common Stock with a market value intended to be no less than $6 million to P.T.
    Bank and Grand Pacific as part of the collateral for the loan in the original principal amount of $15,000,000. The Company is registering 632,000 Shares held by GCMM (as successor to Demart) to attempt to provide that at all times Common Stock with a market value of $6 million is registered for resale by P.T. Bank and Grand Pacific pursuant to the Security Agreement. Although there can be no assurances that the market price will continue at such level, the aggregate value of such 632,000 Shares (based on the closing price on November 21, 1996 of the Common Stock as reported on the NYSE) was $7,347,000.


        Blackacre, P.T. Bank and Grand Pacific together comprise the "Selling Shareholders." None of the Selling Shareholders has held any position or office or has had any other material relationship with the Company, its affiliates or its predecessors in the three years preceding the date of this Prospectus.

        Grand Pacific provided a loan to the Company in February 1996 for $12 million against a Las Vegas Plaza note receivable. Blackacre provided a $16.75 million loan to the Company secured by a note receivable secured by the Hotel Continental in April 1996, and a $7.5 million loan to the Company on land in Denver in June 1996.

        Because the Shares, the offering and sale of which are registered hereby, are being registered to facilitate the pledges made pursuant to the foregoing agreements and because this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the number or percentage of Shares which will be held by the Selling Shareholders upon termination of this offering. See "Plan of Distribution."

        The following table shows the names of the Selling Shareholders and the number of Shares being offered by each of them. After completion of the offering, assuming all of the Shares being offered hereby are sold and assuming that the Selling Shareholders do not acquire additional shares of Common Stock, the Selling Shareholders will own the number of shares of Common Stock set forth below.

                                                                                 Number of Shares Owned After
             Selling Shareholder            Number of Shares Being Offered               This Offering
             -------------------            ------------------------------               -------------
     Blackacre Bridge Capital, L.L.C.               up to 250,000                              0

     P.T. Bank Dagang Nasional                      up to 632,000                              0
          Indonesia and Grand Pacific
          Financing Corporation
          (jointly)

                              PLAN OF DISTRIBUTION

        The Company will not receive any proceeds from the sale of Shares offered hereby. The registration statement of which this Prospectus forms a part has not been filed because of any present intention of the Selling Shareholders to sell any of the Shares. Rather, NDI and GCMM have pledged the Shares to the Selling Shareholders as collateral for loans made by the
    Selling Shareholders.   In the event of default under the loans made by the
    Selling Shareholders, the Selling Shareholder(s) will have the ability to sell their respective pledged Shares pursuant to the registration statement of which this Prospectus forms a part. The Shares may be sold from time to time to purchasers directly by the respective Selling Shareholders. Alternatively, each respective Selling Shareholder may from time to time offer the Shares through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom they may act as agent. The Selling Shareholders and any such underwriters, dealers or agents who participate in the distribution of the Shares may be deemed to be underwriters, and any profits on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Shareholders may be deemed to be underwriters, the Selling Shareholders may be subject to certain statutory liabilities of the Securities Act, including but not limited to, Sections 11, 12, and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. At any time a particular offer of the Shares is made pursuant to this Prospectus, if required, a prospectus supplement will be distributed that will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this Prospectus is a part will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Shares.

        The Shares may be sold from time to time in one or more transactions at the fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The Shares may be sold in transactions in which this Prospectus is delivered or, the Selling Shareholders who are not underwriters and who are not affiliates of the Company, in which this Prospectus is not delivered. Such prices will be determined by the Selling Shareholders or by agreement between the Selling Shareholders and underwriters or dealers.

        The Selling Shareholders and any other person participating in such distribution may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, certain of which provisions may limit the timing or purchases and sales of any of the Shares by the Selling Shareholders and any other such person. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market making activities with respect to the Shares.

        The Company, GCMM, NDI and the Selling Shareholders entered into certain agreements regarding registration of the Shares (collectively, the "Registration Rights Agreements") pursuant to which the Company or GCMM agreed to register (or cause the registration of) the Shares pledged to the Selling Shareholders and maintain an effective registration statement for a period of time after the registration statement is declared effective by the Commission. The Shares registered hereunder are being registered pursuant to the Registration Rights Agreements. Pursuant to the Registration Rights Agreements, the Company agreed to pay all of the expenses incident to the registration, offering and sale of the Shares to the public (other than commissions, fees and discounts or underwriters, dealers or agents). Under the Registration Rights Agreement entered into among the Company, GCMM, P.T. Bank and Grand Pacific, P.T. Bank and Grand Pacific will be indemnified by the Company against certain civil liabilities, including liabilities under the Securities Act and the Company will be indemnified by P.T. Bank and Grand Pacific against certain other civil liabilities, including liabilities under the Securities Act. There are no similar provisions for indemnification in the Registration Rights Agreement among the Company, NDI and Blackacre.


                   DESCRIPTION OF SECURITIES BEING REGISTERED

                The Company is authorized by its Articles of Incorporation, as amended, to issue up to 16,666,667 shares of common voting stock, $.01 par value per share (the "Common Stock"), and 20,000,000 shares of a special class of stock, $2.00 par value per share (the "Special Stock"), which may be designated by the Company's board of directors from time to time. The Common Stock includes the 882,000 Shares registered pursuant to this registration statement.


                All shares of the Company's Common Stock are entitled to share equally in dividends from funds legally available therefore, when declared by the Company's board of directors, and upon liquidation or dissolution of the Company, whether voluntary or involuntary (subject to any prior rights of holders of special stock as referred to below), to share equally in the assets of the Company available for distributions to shareholders. Each holder of Common Stock is entitled to one vote for each share on all matters submitted to the shareholders. There is no cumulative voting, redemption right, sinking fund provision or right of conversion with respect to the Common Stock. The holders of Common Stock will not have any preemptive rights to acquire additional shares of Common Stock when issued. All outstanding shares of the Company will be fully paid and nonassessable. As of October 31, 1996, 6,739,540 shares of Common Stock were issued and 6,457,188 shares were outstanding.


                Article 5 of the Articles of Incorporation of the Company, as amended, also authorizes the issuance of up to 20,000,000 shares of Special Stock, which may be issued in one or more series with such preferences, limitations and rights as shall be determined by the board of directors of the Company. In particular, the board of directors may fix and determine, among other things, the dividend payable with respect to such shares of Special Stock (including whether and in what manner such dividend shall be accumulated); whether such shares shall be redeemable, and if so, the prices, terms and conditions of such redemption; the amount payable on such shares in the event of voluntary or involuntary liquidation; the nature of any purchase, retirement or sinking fund provisions; the nature of any conversion rights with respect to such shares; and the extent of the voting rights, if any, of such shares. Certain of such rights may, under certain circumstances, adversely affect the rights or interests of holders of Common Stock of the Company. For example, the board of directors of the Company could, without shareholder approval, issue a series of Special Stock with voting and conversion rights which could adversely affect the voting power of the common shareholders. In addition, the Special Stock may be issued under certain circumstances as a defensive device to thwart an attempted hostile takeover of the Company.

                On April 11, 1990, the board of directors of the Company designated 500,000 shares of the Series A Cumulative Participating Preferred Stock (the "Series A Preferred Stock"), adopted a preferred share purchase rights plan and approved the distribution to stockholders of a dividend of one preferred share purchase right on each outstanding share of the Company's Common Stock (the "Rights"). The rights plan provided that one Right would be distributed to all shareholders of the Company for each share of Common Stock owned of record by them as of April 23, 1990. In addition, the rights plan required that the Company issue one Right with each share of Common Stock that became outstanding thereafter so that all shares of Common Stock would carry a Right. The rights were primarily designed to assure that all shareholders of the Company receive fair and equal treatment in the event of any attempt to acquire the Company and to guard the interest of the shareholders against partial tender offers, inadequate offers, open market accumulations and other abusive or coercive tactics. The rights plan was not adopted in response to any effort to acquire the Company, and the Company has remained unaware of any such effort. On June 12, 1996, the board of directors of the Company resolved to redeem the Rights held by the shareholders of record as of June 21, 1996 at the redemption price of $.01 per Right. The redemption price was paid on July 8, 1996. The decision by the board of directors of the Company was based on a determination that the rights plan was no longer necessary to protect the Company and its shareholders from coercive tender offers.

                The Series A Preferred Stock bears a cumulative quarterly dividend of the greater of $1.00 per share or, subject to certain limitations, the sum of 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than dividends payable in shares of Common Stock) declared on the Common Stock since the immediately preceding quarter. The Series A Preferred Stock has a liquidation preference of $100 per share plus accrued and unpaid dividends. The Company may not redeem shares of the Series A Preferred Stock. As of September 30, 1996, no shares of the Series A Preferred Stock were issued and outstanding, and due to the redemption of the Rights, none will be issued in the future.


                On April 3, 1996, the board of directors of the Company designated 4,000 shares of Series B 10% Cumulative Preferred Stock (the "Series B Preferred Stock") with a par value of $2.00 per share and a preference on liquidation of up to $100 per share plus payment of accrued and unpaid dividends. The Series B Preferred Stock is convertible and non-voting, and there is no requirement that the Company maintain a sinking fund with respect to such stock. The holders of such preferred stock are entitled to receive a quarterly dividend in preference to and with priority over dividends upon all securities issued by the Company junior to it, including the Shares. Dividends on each share accrue cumulatively on a daily basis at a rate per share of ten dollars per annum ($2.50 per quarter), whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of such dividends. The Company may, at any time after issuance and from time to time, at the election of the board of directors of the Company, redeem any or all of the Series B Preferred Stock upon payment of all accrued and unpaid dividends and the liquidation value of $100 per share. There is no restriction on the repurchase or redemption of the Series B Preferred Stock by the Company while there is any arrearage in payment of dividends except that at the time of such repurchase or redemption the Company must pay all accrued and unpaid dividends. As of October 31, 1996, 4,000 shares of the Series B Preferred Stock were issued and outstanding.


                The board of directors of the Company designated 16,500 shares of Series C 10% Cumulative Preferred Stock (the "Series C Preferred Stock") on May 23, 1996, with a par value of $2.00 per share and a preference on liquidation of $100 per share plus payment of accrued and unpaid dividends. The Series C Preferred Stock is non-voting and is non-convertible, except that each share of Series C Preferred Stock shall be convertible, during the 90-day period that begins on November 25, 1998 and ends on February 23, 1999, into the number of shares of Common Stock obtained by dividing $100 by (in most instances) 90% of a then-recent trading price average for the Common Stock.


        The Series C Preferred Stock bears a cumulative quarterly dividend of $10.00 per annum, payable quarterly in equal installments. The dividends for the first four quarters after issuance of the Series C Preferred Stock shall be paid by issuance of additional shares of Series C Preferred Stock with a face amount equal to each quarterly dividend payment. The Company may, at any time after issuance and from time to time, at the election of the board of directors of the Company, redeem any or all of the Series C Preferred Stock upon payment of all accrued and unpaid dividends and the liquidation value of $100 per share. There is no restriction on the repurchase or redemption of the Series C Preferred Stock by the Company while there is any arrearage in payment of dividends except that at the time of such repurchase or redemption the Company must pay all accrued and unpaid dividends. There is no requirement that the Company maintain a sinking fund with respect to the Series C Preferred Stock. As of October 31, 1996, 15,489 shares of the Series C Preferred Stock were issued and outstanding.


        The board of directors of the Company designated 91,000 shares of Series D Cumulative Preferred Stock (the "Series D Preferred Stock") on August 2, 1996, with a par value of $2.00 per share and a preference on liquidation of $20.00 per share plus payment of accrued and unpaid dividends. The Series D Preferred Stock is non-voting and is non-convertible. The Series D Preferred Stock has a cumulative quarterly dividend of $1.90 per annum, payable quarterly in equal installments. The Company may, at any time after issuance and from time to time, at the election of the board of directors of the Company, redeem any or all of the Series D Preferred Stock upon payment of all accrued and unpaid dividends and the liquidation value of $20.00 per share. There is no restriction on the repurchase or redemption of the Series D Preferred Stock by the Company while there is any arrearage in payment of dividends. There is no requirement that the Company maintain a sinking fund with respect to the Series D Preferred Stock. As of October 31, 1996, no shares of the Series D Preferred Stock were issued and outstanding.


                                 LEGAL MATTERS

        Certain legal matters with respect to the Shares offered by the Company will be passed upon for the Company by Holt, Ney, Zatcoff & Wasserman, Atlanta, Georgia.


                                    EXPERTS
        The financial statements and schedules of the Company incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their reports incorporated herein by reference and in the registration statement, and such reports are incorporated herein in reliance upon the authority of said firm as experts in auditing and accounting.

         The financial statements and schedules of Continental Mortgage and Equity Trust incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their reports appearing elsewhere herein and in the registration statement, and such reports are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

             The financial statements and schedules of Income Opportunity Realty Trust incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their reports appearing elsewhere herein and in the registration statement, and such reports are included herein in reliance upon the authority of said form as experts in auditing and accounting.

             The financial statements and schedules of Transcontinental Realty Investors, Inc. incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their reports appearing elsewhere herein and in the registration statement, and such reports are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

             The financial statements and schedules of National Realty, L.P. incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their reports appearing elsewhere herein and in the registration statement, and such reports are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


                              ____________________


                               TABLE OF CONTENTS



                                                                    PAGE
                                                                    ----
    Available Information                                            2

    Incorporation of Certain Information
      By Reference                                                   2

    Summary                                                          3

    Risk Factors                                                     6

    Use of Proceeds                                                  7

    The Company                                                      7

    Selling Shareholders                                             8

    Plan of Distribution                                             9

    Description of the Securities being
       Registered                                                   10

    Legal Matters                                                   12

    Experts                                                         12





                               882,000 SHARES

                                COMMON STOCK




                         AMERICAN REALTY TRUST, INC.




                               _______________

                                  PROSPECTUS
                               _______________




                               NOVEMBER ___, 1996

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

              ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the Shares offered hereby, other than underwriting discounts and commissions. No portion of the following expenses are to be borne by the Selling Shareholders.

     SEC Registration Fee                                          $  2,870
     Blue Sky Fees and Expenses                                       2,000
     Legal Fees and Expenses                                         30,000

     Accounting Fees and Expenses                                    12,500
     Printing and Engraving Expenses                                 10,000
     Miscellaneous                                                      500
               Total                                                $57,870
                                                                    =======


    ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Articles of Incorporation, as amended, provide for indemnification of directors to the full extent permitted by Georgia law, indemnification of officers who are also directors to the extent the Company shall indemnify its directors and indemnification of officers who are not directors to such further extent as shall be authorized by the board of directors and be consistent with law. Article Thirteen of the Articles of Incorporation of the Company provides that, to the fullest extent permitted by Georgia law, as the same exists or may be hereafter amended, no director of the Company shall be personally liable to the Company or the shareholders of the Company for monetary damages for breach of the duty of care as a director. Article Thirteen does not limit or eliminate liability arising or based upon (i) a breach of duty involving an appropriation of a business opportunity of the Company; (ii) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law; or (iii) a transaction from which the director derived an improper personal benefit. In addition, a director's liability will not be limited as to any payment of a dividend or approval of a stock repurchase that is illegal under Section 14-2-154 of the Georgia Business Corporation Code.

    Article Thirteen applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity. In addition, Article Thirteen does not reduce the exposure of directors to liability under Federal securities laws.

    The Bylaws of the Company provide indemnification to any person who, by reason of the fact that he is or was a director of the Company, is made or is threatened to be made a party to an action, including an action brought by the Company or its shareholders. The Bylaws provide that the Company will indemnify such person against reasonably incurred expenses (including, but not limited to, attorneys fees and disbursements, court costs, and expert witness fees), and against any judgments, fines and amounts paid in settlement, provided that the Company shall not indemnify such person under circumstances in which the Georgia Business Corporation Code, as in effect from time to time, would not allow indemnification.

    The Bylaws of the Company give the board of directors the power to cause the Company to provide to officers, employees, and agents of the Company all or any part of the right to indemnification afforded to directors of the

    Company as set forth in the Bylaws, subject to the conditions, limitations and obligations therein, upon a resolution to that effect identifying such officer, employee or agent and specifying the particular rights provided.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    ITEM 16. EXHIBITS



    #5.1        -- Opinion of Holt, Ney, Zatcoff & Wasserman as to the legality of the
                   Shares being offered
    *23.1       -- Consent of BDO Seidman LLP (American Realty Trust, Inc.)
    *23.2       -- Consent of BDO Seidman LLP (Continental Mortgage and Equity
                   Trust)
    *23.3       -- Consent of BDO Seidman LLP (Income Opportunity Realty Investors, Inc.)
    *23.4       -- Consent of BDO Seidman LLP (Transcontinental Realty
                   Investors, Inc.)
    *23.5       -- Consent of BDO Seidman LLP (National Realty, L.P.)
    #23.6       -- Consent of Holt, Ney, Zatcoff & Wasserman (incorporated in Exhibit 5.1)
    #24.1       -- Power of Attorney

    __________

    *   Filed herewith.
    #   Previously filed.

ITEM 17. UNDERTAKINGS

     (a)     The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to Item 15, above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement No. 333-6891 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 25th day of November, 1996.


                                  AMERICAN REALTY TRUST, INC.


                                  By: /s/ Karl L. Blaha
                                  -------------------------------------------
                                      Karl L. Blaha
                                      President (Principal Executive Officer)




        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement No. 333-6891 has been signed by the following persons in the capacities and on the dates indicated.



                Signature                           Title                      Date
                ---------                           -----                      ----

    /s/ Karl L. Blaha*                President (Principal Executive      November 25, 1996
    --------------------------------      Officer) and Director
            Karl L. Blaha

    /s/ Oscar W. Cashwell*            Director                            November 25, 1996
    -------------------------------
            Oscar W. Cashwell


    /s/ Al Gonzales*                  Director                            November 25, 1996
    ------------------------------
          Al Gonzales

    /s/ Dale A. Crenwelge*            Director                            November 25, 1996
    ------------------------
          Dale A. Crenwelge

    /s/ Thomas A. Holland*            Executive Vice President and        November 25, 1996
    -------------------------------     Chief Financial Officer
          Thomas A. Holland             (Principal Financial and
                                        Accounting Officer)



/s/ ROBERT A. WALDMAN
---------------------
Robert A. Waldman
as Attorney-in-fact

                               INDEX TO EXHIBITS





                EXHIBITS                 DESCRIPTION
                --------                 -----------
              # 5.1  -- Opinion of Holt, Ney, Zatcoff & Wasserman as to
                        the legality of the Shares being offered

              *23.1  -- Consent of BDO Seidman  LLP (American Realty Trust)

              *23.2  -- Consent of BDO Seidman LLP (Continental Mortgage and Equity
                        Trust)

              *23.3  -- Consent of BDO Seidman LLP (Income Opportunity Realty Investors, Inc.)

              *23.4  -- Consent of BDO Seidman LLP (Transcontinental Realty
                        Investors, Inc.)

              *23.5  -- Consent of BDO Seidman LLP (National Realty, L.P.)

              #23.6  -- Consents of Holt, Ney, Zatcoff & Wasserman
                        (incorporated in Exhibit 5.1)

              #24.1  -- Power of Attorney



    * Filed herewith.
    # Previously filed.